Price Waterhouse & Co. S.R.L. Firma miembro de PricewaterhouseCoopers Bouchard 557, piso 7° C1106ABG - Cludad de Buenos Aires Tel.: (54-11) 4850-0000 Fax: (54-11) 4850-1800 www.pwc.com/ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2008 relating to the financial statements, which appears in MercadoLibre, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

Buenos Aires, Argentina

May 20, 2008.

Price Waterhouse & Co S.R.L.

By	/s/ Juan C. Grassi (Partner)
Juan C. Grassi